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                                                                   EXHIBIT 10.13
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                         EXECUTIVE SEVERANCE AGREEMENT
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     THIS EXECUTIVE SEVERANCE AGREEMENT ("Agreement") by and between CMGI, Inc., a Delaware corporation (the "Company") and George A. McMillan (the "Executive"), is made as of June 11, 2001.

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that Executive will play a critical role in the operations of the Company; and

     WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued employment and dedication of the Executive.

     NOW, THEREFORE, as an inducement for and in consideration of the Executive remaining in its employ, the Company agrees that the Executive shall receive the severance benefits set forth in this Agreement in the event the Executive's employment with the Company is terminated under the circumstances described below.

1.   Term of Agreement.  The term of this Agreement shall be June 11, 2001
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through the last day of Executive's employment with the Company.

2.   Not an Employment Contract.  The Executive acknowledges that this Agreement
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does not constitute a contract of employment or impose on the Company any obligation to retain the Executive as an employee and that this Agreement does not prevent the Executive from terminating his employment. Executive understands and acknowledges that he is an employee at will and that either he or the Company may terminate the employment relationship between them at any time and for any reason.

3.   Severance Payment.  (a)  In the event the employment of the Executive is
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terminated by the Company for a reason other than for Cause (as defined below), or by the Executive for Good Reason (as defined below), the Company shall pay to the Executive a severance payment equal to 12 months of his then-current monthly base salary plus target bonus, as in effect on the Executive's last day of employment, and will reimburse the Executive for cost of COBRA for medical, dental and vision for 12 months following the Executive's last day of employment. The severance payment shall be payable in full within 10 business days after the termination of Executive's employment, unless the parties agree otherwise. Additionally, in the event that prior to 24 months of employment there occurs a termination giving rise to a severance payment by the Company to Executive pursuant to this Section 3(a), 50% of the then-unvested options to purchase shares of common stock of the Company pursuant to options granted to Executive on or prior to his first day of employment with the Company ("Initial Options") shall immediately become exercisable in full and shall be deemed fully vested. In the event of any termination of employment giving rise to a severance payment pursuant to this Section 3(a), the Executive shall have the right to exercise any vested Initial Options following such termination of employment, unless the options terminate sooner by the terms of the underlying option agreement, as follows:

               - Executive shall have at least 90 days following the termination date of his employment to exercise his vested Initial Options;
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               -  Executive shall be entitled to exercise his vested Initial
                  Options following the termination date of his employment for a number of months following such termination date equal to the number of months he worked for the Company (rounded up to the next month in the event the Executive's termination date is on or after the 15/th/ day of the month);

               - In no event shall Executive be entitled to exercise his vested Initial Options following his termination date for a period greater than 365 days.

     In the event the severance payment and other such benefits, including but not limited to Initial Options being accelerated pursuant to this Section 3(a), are paid to the Executive by the Company pursuant to this Section 3(a), then
Section 3(b) shall not apply and shall have no further force or effect.

     (b) In the event the employment of the Executive is terminated by the Company for a reason other than for Cause within twelve (12) months following a Change of Control (as defined below) of the Company or by the Executive for Good Reason within twelve (12) months following a Change of Control of the Company, the Company shall pay to the Executive a severance payment equal to 24 months of his then-current monthly base salary plus target bonus, as in effect on the Executive's last day of employment, and will reimburse the Executive for cost of COBRA for medical, dental and vision for 12 months following the Executive's last day of employment. The severance payment shall be payable in full within 10 business days after the termination of Executive's employment, unless the parties agree otherwise. Additionally, in the event of a termination giving rise to a severance payment by the Company to Executive pursuant to this Section 3(b), each outstanding option to purchase shares of common stock of the Company then held by the Executive shall immediately become exercisable in full and shall be deemed fully vested. In the event of any termination of employment giving rise to a severance payment pursuant to this Section 3(b), with respect to Initial Options , the Executive shall have the right to exercise any vested Initial Options within a 12-month time period following such termination of employment, unless the options terminate sooner by the terms of the underlying option agreement. All other options shall be exercisable in accordance with their terms. In the event the severance payment and other such benefits (including but not limited to options being accelerated pursuant to this Section 3(b)) are paid to the Executive by the Company pursuant to this Section 3(b), then Section 3(a) shall not apply and shall have no further force or effect.

     (c) The Executive agrees that prior to payment of the severance payment pursuant to this Section 3 and prior to the provision of benefits and acceleration of stock options called for by Section 3, Executive shall execute a release, based on the Company's standard form (including mutual confidentiality and non-disparagement provisions), of any and all claims he may have against the Company and its officers, directors, employees and affiliates, except for his right to enforce any post-employment obligations to him, including obligations of the Company under this Agreement and stock option agreements, and indemnification in his capacity as an officer, director or otherwise of the Company and its affiliates. Executive understands and

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agrees that the payment of the severance payment, provision of benefits and the acceleration of options called for by Section 3 are contingent on his execution of the previously described release of claims. The payment to the Executive of the amounts payable under this Section 3 (and acceleration of options, if applicable) shall constitute the sole remedy of the Executive in the event of a termination of the Executive's employment.

4.   Definitions.  For purposes of this Agreement, the following terms shall
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have the following meanings:

     (a) "Cause" shall mean a good faith finding by the Board of Directors of the Company, after giving Executive an opportunity to be heard, of: (i) dishonest, gross negligent or willful misconduct by Executive in connection with his employment duties, (ii) continued failure by Executive to perform his duties or responsibilities required pursuant to his employment, after written notice and an opportunity to cure, (iii) mis-appropriation by Executive for his personal use of the assets or business opportunities of the Company, or its affiliates, (iv) embezzlement or other financial or other fraud committed by Executive, (v) the Executive knowingly allowing any third party to commit any of the acts described in any of the preceding clauses (iii) or (iv), or (vi) the Executive's indictment for, conviction of, or entry of a plea of no contest with respect to, any felony or any crime involving moral turpitude.

     (b) "Good Reason" shall mean: (i) the unilateral relocation by the Company of the Executive's principal work place for the Company to a site more than 60 miles from Andover, Massachusetts, (ii) a reduction in the Executive's (A) then-current base salary without the Executive's consent, or (B) target bonus or a material reduction in benefits without the Executive's consent, or unless other executive officers are similarly treated; or (iii) material dimunition of Executive's duties, authority or position as Chief Financial Officer of the Company, without the Executive's consent.

     (c) "Change of Control" shall mean the first to occur of any of the following: (a) any"person" or "group" (as defined in the Securities Exchange Act of 1934) becomes the beneficial owner of a majority of the combined voting power of the then outstanding voting securities with respect to the election of the Board of Directors of the Company; (b) any merger, consolidation or similar transaction involving the Company, other than a transaction in which the stockholders of the Company immediately prior to the transaction hold immediately thereafter in the same proportion as immediately prior to the transaction not less than 50% of the combined voting power of the then voting securities with respect to the election of the Board of Directors of the resulting entity; or (c) any sale of all or substantially all of the assets of the Company.

5.   Termination of Employment.  Upon termination of Executive's employment with
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the Company for any reason, in addition to any severance payments or other benefits which may be payable under Section 3 of this Agreement, Executive shall be entitled to receive all salary and benefits through the last day of his employment. In addition, in the event the Executive is terminated for other than Cause or the Executive terminates his employment for Good Reason, Executive shall be entitled to a pro rata share of his earned target bonus, such earned target bonus to be determined in accordance with the terms and provisions of the Executive's target bonus plan.

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6.   Miscellaneous.
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     (a) Notices.  Any notices delivered under this Agreement shall be deemed
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duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next-business day delivery via a reputable nationwide overnight courier service, in each case to the address of the recipient set forth in the introductory paragraph hereto. Either party may change the address to which notices are to be delivered by giving notice of such change to the other party. All notices to the Company shall also be addressed to the Company's General Counsel.

     (b) Pronouns.  Whenever the context may require, any pronouns used in this
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Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

     (c) Entire Agreement.  This Agreement constitutes the entire agreement
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between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     (d) Amendment.  This Agreement may be amended or modified only by a written
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instrument executed by both the Company and the Executive.

     (e) Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the Commonwealth of Massachusetts.  Any action, suit or other legal arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Executive each consents to the jurisdiction of such a court. The Company and the Executive each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

     (f) Successors and Assigns.  This Agreement shall be binding upon and inure
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to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Executive are personal and shall not be assigned by him or her.

     (g) Waivers.  No delay or omission by the Company in exercising any right
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under this Agreement shall operate as a waiver of that or any other right.  A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

     (h) Captions.  The captions of the sections of this Agreement are for
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convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

     (i) Severability.  In case any provision of this Agreement shall be
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invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

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     THE EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND
UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                              CMGI, Inc.


                              By: /s/ David S. Wetherell
                              Title: Chief Executive Officer



                              /s/ George A. McMillan
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                              George A. McMillan

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